UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 11, 2020

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

Iowa	001-05128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1716 Locust Street,	Des Moines,	Iowa	50309-3023
(Address of principal executive offices)			(ZIP Code)

Registrant’s telephone number, including area code:	(515)	284-3000
Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1	MDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 8.01	Other Events

Due to the impact of the novel coronavirus (COVID-19) pandemic, Meredith Corporation (Meredith or the Company) will delay the filing of its Quarterly Report on Form 10‑Q for the quarter ended March 31, 2020 (Form 10-Q). The Company is filing this Current Report on Form 8-K in reliance upon the Securities and Exchange Commission’s (SEC) Order issued pursuant to Section 36 of the Securities Exchange Act of 1934, as amended, granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules thereunder (SEC Release No. 34-88465 dated March 25, 2020), which provides conditional relief to public companies that are unable to timely comply with a filing deadline due to circumstances related to the COVID-19 pandemic. Set forth below are the reasons for the delays in the completion of the Form 10-Q, the estimated filing date of the Form 10-Q, and the COVID-19 pandemic-related risk disclosure.

The COVID-19 crisis has created an extremely challenging business environment, including significant advertising campaign cancellations and delays which have negatively impacted our projections of future income. Additionally, there has been material declines in our equity prices. As a result, at March 31, 2020, the Company determined that certain of its long-lived assets, including goodwill, should be tested for impairment. This testing required additional time to perform and review, which in turn delayed the completion of the Form 10-Q, which was to be filed on or before May 11, 2020. As of the date of this filing, the Company expects to file the Form 10-Q on or near May 18, 2020, but in any event no later than June 24, 2020 (45 days after the original filing deadline of the Form 10-Q as allowed by the SEC Order).

Additional Risk Factor

Item 1A. Risk Factors.

Our business faces many risks and uncertainties that we cannot control. The following additional risk factor relating to the COVID-19 pandemic should be read in conjunction with the risk factors described in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended June 30, 2019 (Form 10-K), together with the other information contained in our other filings with the SEC, in connection with evaluating the Company and our business. The developments described in this additional risk factor have heightened, or in some cases manifested, certain of the risks disclosed in the risk factor section of our Form 10-K. Other risks that we do not presently know about or that we presently believe are not material could also adversely affect us.

The effects of the recent outbreak of the novel coronavirus pandemic have had and may continue to have an adverse impact on our business, financial condition, operations, and prospects.

In December 2019, a novel strain of coronavirus, SARS-CoV-2, causing a disease referred to as COVID-19, was reported to have surfaced in Wuhan, China. Since then, COVID-19 has spread to many countries worldwide, including the United States. Our business, financial condition, operations, and prospects have been and may continue to be adversely affected by the COVID-19 pandemic, which has adversely impacted our advertising and marketing partners, consumers, and the markets in which we operate.

The President of the United States has declared the COVID-19 pandemic a national emergency. In response to the COVID-19 pandemic, many state, local, and foreign governments have put in place, and others in the future may put in place, quarantines, executive orders, shelter-in-place orders, and similar government orders and restrictions in order to control the spread of the disease. Such orders or restrictions, or the perception that such orders or restrictions could occur, have resulted in business closures, work stoppages, slowdowns and delays, work-from-home policies, and travel restrictions, among other effects that could negatively impact productivity and disrupt our operations and those of our advertising and marketing partners, suppliers, manufacturers, and distributors. For example, we have implemented a work-from-home policy for most of our employees, all of our national media content is currently being produced remotely, and we may take further actions that alter our operations as may be required by federal, state, or local authorities, or which we determine are in the best interests of our employees and shareholders.

While the ultimate potential impact and duration of the COVID-19 pandemic on the global economy and our business in particular may be difficult to assess or predict, to date the pandemic has resulted in, and may continue to result in significant disruption of aspects of our business. For example, we have experienced advertising cancellations and delays across our business, resulting in an adverse impact on our revenues. In addition, we may experience unfavorable impacts on our operations as a result of COVID-19, including, but not limited to:

•
Significant reductions or volatility in demand for one or more of our products, which may be caused by, among other things: the temporary inability of consumers to purchase our products due to illness, quarantine or other travel restrictions, or financial hardship, shifts in demand away from one or more of our products; if prolonged, such impacts may further increase the difficulty of planning for operations and may negatively impact our results;

•	Significant reductions in the availability of one or more of our products as a result of retailers or shippers modifying restocking, fulfillment and shipping practices;

•
The inability to meet our customers’ needs and achieve cost targets due to disruptions in our manufacturing operations or supply arrangements caused by the loss or disruption of essential manufacturing and supply elements such as raw materials or finished product components, transportation resources, workforce availability, or other manufacturing and distribution capability;

•
The inability to effectively manage evolving health and welfare strategies, including but not limited to ongoing or not yet fully known costs related to operational adjustments to ensure continued employee and consumer safety and adherence to health guidelines as they are modified and supplemented;

•
The failure of third parties on which we rely, including those third parties who print our magazines, supply necessary operating materials, distributors, contractors, commercial banks and external business partners, to meet their obligations to the Company, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties and may negatively impact our operations; and

•
Significant changes in the political conditions in markets in which we sell or distribute our products, including quarantines, governmental or regulatory actions, closures or other restrictions restrict our employees’ ability to travel or perform necessary business functions, or otherwise prevent our third-party partners, suppliers, or customers from sufficiently staffing operations, including operations necessary for the production, distribution, sale, and support of our products, which could negatively impact our results.

As a result of the impact of the COVID-19 pandemic on our business to date and the continuing uncertainty related to the COVID-19 pandemic, we have suspended our common and class B stock dividends, implemented a series of operational cost-control measures, including reductions in Board of Director fees and employee and executive salaries, and are taking steps to significantly reduce capital expenditures and optimize working capital. We may need to take further actions to ensure the continuity of our business. In addition, we expect to record material non-cash impairment charges related to certain indefinite-lived intangible assets, including goodwill, trademarks, and FCC broadcast licenses, as well as real estate lease-related assets.

In addition, the COVID-19 pandemic has resulted in significant disruption of global financial markets, which could in the future negatively affect our access to capital and our liquidity. For example, any sustained materially adverse impact on our revenues and other operating results due to the impact of the COVID-19 pandemic could cause us to breach our operating and financial covenants under our debt obligations, including our credit facility. Our credit facility includes a financial covenant that is applicable based on a certain utilization level of the revolving credit line, which is tested at each quarter end. The covenant did not apply at March 31, 2020, as we did not reach the specified utilization level on the revolving credit line. If we are unable to comply with such covenants, or obtain modifications or waivers to such covenants prior to any such breaches under our credit facility, term loans, or indenture governing our public notes, as applicable, we may trigger events of defaults under such documents and the lenders may have the right to terminate their commitments thereunder and declare the outstanding debt thereunder to be immediately due and payable.

The COVID-19 pandemic continues to rapidly evolve, and we will continue to monitor the COVID-19 situation closely. The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, financial condition, operations, prospects, or the global economy as a whole.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, the expected filing dates of the Form 10-Q, managements expectation of impairment charges as of March 31, 2020, and any other future expectations.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, the impact of the COVID‑19 pandemic on the Company, its customers and its suppliers; downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; the consequences of acquisitions and/or dispositions; the risks associated with the Company’s acquisition of Time Inc., including the Company’s ability to comply with the terms of its debt and equity financings; and the risk factors contained in the Company’s most recent Form 10-K filed with the SEC, which is available on the SEC’s website at www.sec.gov. Such risk factors may be amplified by the COVID-19 pandemic and its potential impact on the Company’s business and the global economy.The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Jason Frierott
Jason Frierott
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 11, 2020